EXHIBIT  10.4

                  SIX-MONTH LIBOR ADJUSTABLE-RATE LOAN PROGRAM
                    DISCLOSURE -- FIXED FOR FIRST FIVE YEARS
                       Important Mortgage Loan Information
                              Please read carefully


This disclosure describes the features of the Adjustable-Rate Mortgage (ARM) program you are considering. Information on other ARM programs available from your lender will be provided upon request.

This disclosure does not constitute a commitment to make a loan to you. If you eventually obtain a loan, the note, security instrument and related documents will establish your legal rights and obligations regarding the loan.

HOW  YOUR  INTEREST  RATE  AND  PAYMENT  ARE  DETERMINED:
- Your initial interest rate for the loan will be established by us based on market conditions. As a result, your initial interest rate will not be based on the index used to make later adjustments. Your initial interest rate may be lower than, equal to or higher than the rate that is based on the index. Please ask us for the current initial interest rate, and whether it is lower than, equal to or higher than the rate based on the index.
- Your interest rate will be periodically adjusted based on the index rate plus a margin. Please ask us for the current index and margin.
- The index rate is the average of interbank offered rates for six month U.S. Dollar-denominated deposits in the London market, commonly referred to as the "LIBOR" index, as published in the Wall Street Journal. If this index is no longer available a comparable index will be substituted.
-    The  effective  date  of  a  change  in the interest rate is a Change Date.
- Except for your initial interest rate, which may be lower than, equal to or higher than the rate that is based on the index, your interest rate will equal the index rate plus the margin, rounded to the nearest one-eighth of one percentage point (.125%), unless your interest rate "caps" limit the amount of change in the interest rate on a Change Date.
- Please note that if your initial interest rate is lower than the rate that is based on the index, your interest rate may increase on the first Change Date even if the index decreases.

HOW  YOUR  INTEREST  RATE  CAN  CHANGE:
Your interest rate is fixed for the first sixty (60) months, after which the interest rate can change every six (6) months to the index rate plus the margin, subject to the following limits:
- Your interest rate will be rounded to the nearest one-eighth of one percentage point (.125%).
- Your interest rate cannot increase or decrease more than six percentage points (6.00%) at the first Change Date and two percentage points (2.00%) increase or decrease per adjustment thereafter.
- Your interest rate cannot increase by more than six percentage points (6.00%) over the start rate over the term of the loan.
- Your interest rate cannot decrease to be less than the margin over the term of the loan.

HOW  YOUR  PAYMENT  CAN  CHANGE:
-    Your  payment  can  change  each  time  your  interest  rate  changes.
- You will be notified in writing at least twenty-five (25) days before the due date of each adjustment. This notice will contain information about your interest rate, payment amount and loan balance.
- Your payment may increase or decrease substantially depending on changes in the interest rate.


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INITIAL  AND  MAXIMUM  INTEREST  RATE:
For example, on a $10,000 thirty-year loan with an initial interest rate of 6.00% (index1 plus the margin2 rounded to the nearest .125%), the maximum amount that the interest rate can rise under this program is six percentage points (6.00%) to 12.00%, and the monthly payment can rise from a first year payment of $59.96 to a maximum of $98.00 in the 6th year.
          1. Index as of September 5, 2001 is 3.4650. The index in effect at the time the initial interest rate is established for your loan may be different. The initial interest rate on your loan may be lower than, equal to or higher than the rate that is based on the index.
          2. Margin of 2.50 percentage points. This is a margin we have used recently. Your margin may be different.

CALCULATING  YOUR  PAYMENTS:
To see what your payments (excluding escrow payments) would be, divide your mortgage amount by $10,000; then multiply the loan payment by that amount. (For example, the monthly payment for a mortgage amount of $60,000 would be $60,000 $10,000 = 6; 6 x $59.96 = $359.76).



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Borrower  /S/JOE D THOMAS   Date         Borrower  /S/MICKELEEN E THOMAS   Date
                           6/24/02                                       6/24/02


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